UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                         Compensatory Arrangements of Certain Officers.
Effective November 13, 2020, Atanas H. Atanasov, Kraton Corporation's (the "Company") Executive Vice President, Chief Financial Officer and Treasurer, will serve as the Company’s principal accounting officer on an interim basis until a successor can be identified and appointed to the principal accounting officer position.
Mr. Atanasov, age 47, brings more than 20 years of financial leadership experience in the energy and real estate sectors as well as proven expertise in banking and capital markets, most recently with Empire Petroleum Partners, LLC, a leading motor-fuel distributor in North America, where he served as Chief Financial Officer from February 2016 until May 2019. Prior to joining Empire, Mr. Atanasov held various positions at NGL Energy Partners LP (“NGL”), a NYSE traded midstream master limited partnership based in Tulsa, Oklahoma. He joined NGL in November 2011 as Treasurer and Senior Vice President of Finance and was promoted to Chief Financial Officer in May 2013. Prior to NGL, Mr. Atanasov spent nine years at GE Capital in various roles in increasing leadership responsibilities. Mr. Atanasov is a Certified Public Accountant and holds a Master of Business Administration from the University of Tulsa and a Bachelor of Science in Accounting from Oral Roberts University.
Item 9.01     Financial Statement and Exhibits.
(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Corporation

Date: November 13, 2020	By:	/s/ James L. Simmons
James L. Simmons
Senior Vice President and General Counsel